Exhibit 99.3

CHAMPIONS BIOTECHNOLOGY, INC., AND SUBSIDIARIES
UNUADITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
JANUARY 31, 2007

CHAMPIONS BIOTECHNOLOGY, INC., AND SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

PAGE(S)

Introduction to Unaudited Pro Forma Condensed Consolidated
Financial Statements	1

Balance Sheet - January 31, 2007 (Unaudited)	2

Statement of Operations for the nine months ended
January 31, 2007 (Unaudited)	3

Statement of Operations for the three months ended
January 31, 2007 (Unaudited)	4

Notes to Financial Statements	5

CHAMPIONS BIOTECHNOLOGY, INC. AND SUBSIDIARIES
INTRODUCTION TO UNAUDITIED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

       On May 18, 2007, Champions Biotechnology, Inc. and Subsidiaries (“The Company”) entered into an Agreement and Plan of Merger under which Biomerk, Inc. was acquired by Champions Biotechnology, Inc. The Company issued 4,000,000 shares of its common stock to acquire all the assets, liabilities and 100% of the stock of Biomerk, Inc.

       The acquisition of Biomerk, Inc. by the Company will be accounted for under the purchase method of accounting.

       The accompanying unaudited pro forma condensed consolidated balance sheet as of January 31, 2007 has been presented with consolidated subsidiaries at January 31, 2007. The unaudited pro forma condensed consolidated statement of operations for the nine months ended January 31, 2007 and the condensed consolidated statement of income for the three months ended January 31, 2007 have been presented as if the acquisition had occurred September 6, 2006, the date of inception of Biomerk, Inc.

       The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the periods, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

CHAMPIONS BIOTECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JANUARY 31, 2007

ASSETS					(1)
	Champions				Pro
	Biotechnology, Inc.	Biomerk, Inc.	Note	Adjustments	Forma

Current Assets
Cash and cash equivalents	$20,779	$399,650		$-	$420,429
Interest Receivable	-	4,529		-	4,529
Prepaid expenses	-	25,202		-	25,202

Total current assets	20,779	429,381		-	450,160

Goodwill	-	-	a	731,776	731,776

TOTAL ASSETS	$20,779	$429,381		$731,776	$1,181,936

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilites
Accounts payable	$21,662	$1,157			$22,819
Other accrued expenses	311,563	-			311,563
Officer loans payable	43,693	-			43,693
Liability for stock to be issued	-	-	b		-

Total current liabilities	376,918	1,157		-	378,075

TOTAL LIABILITIES	376,918	1,157		-	378,075

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.001 par value; 50,000,000 shares authorized;
27,324,658 issued and outstanding	27,325	100	a & b	3,900	31,325

Additional paid-in capital	6,668,993	449,900	a & b	706,100	7,824,993

Accumulated deficit	(7,008,273)	(21,776)	a	21,776	(7,008,273)
Less: prepaid consulting	(44,184)	-			(44,184)

Total stockholders’ equity (deficit)	(356,139)	428,224		731,776	803,861

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$20,779	$429,381		$731,776	$1,181,936

(1) Represents acquisition agreement of Biomerk, Inc. on May 18, 2007.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHAMPIONS BIOTECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JANUARY 31, 2007

		(1)
	Champions				Pro
	Biotechnology, Inc.	Biomerk, Inc.	Note	Adjustments	Forma

REVENUES	$-	$-			$-

OPERATING EXPENSES
General and adminstrative expenses	74,086	28,048			102,134

LOSS BEFORE OTHER INCOME	(74,086)	(28,048)			(102,134)

OTHER INCOME
Interest income	-	6,272			6,272
Total other income	-	6,272			6,272

LOSS BEFORE PROVISION FOR INCOME TAXES	(74,086)	(21,776)			(95,862)
Provision for income taxes	-	-			-

NET LOSS APPLICABLE TO COMMON SHARES	$(74,086)	$(21,776)	$(95,862)

BASIC AND DILUTED INCOME LOSS PER SHARE	$(0.00)	$(2.18)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES	20,489,493	10,000	b

(1) represents the activity from inception (September 6, 2006) to January 31, 2007

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHAMPIONS BIOTECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JANUARY 31, 2007

	Champions				Pro
	Biotechnology, Inc.	Biomerk, Inc.	Note	Adjustments	Forma

REVENUES	$-	$-			$-

OPERATING EXPENSES
General and adminstrative expenses	37,198	20,405			57,603

LOSS BEFORE OTHER INCOME	(37,198)	(20,405)			(57,603)

OTHER INCOME
Interest income	-	5,765			5,765
Total other income	-	5,765			5,765

LOSS BEFORE PROVISION FOR INCOME TAXES	(37,198)	(14,640)			(51,838)
Provision for income taxes	-	-			-

NET LOSS APPLICABLE TO COMMON SHARES	$(37,198)	$(14,640)	$(51,838)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(1.46)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES	18,091,931	10,000	b

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHAMPIONS BIOTECHNOLOGY, INC., AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of January 31, 2007 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended January 31, 2007 and the condensed consolidated statement of income for the three months ended January 31, 2007, to reflect the proposed combination of Champions Biotechnology, Inc., and Biomerk, Inc.

a.	To record the issuance of the 4,000,000 shares of Champions Biotechnology, Inc. common stock on May 18, 2007 in consideration for all the assets, liabilities and 100% of the shares of Biomerk, Inc.

b.	To reflect shares issued on September 6, 2006 (date of inception) for Biomerk, Inc. instead of the actual date of issuance of May 14, 2007. The shares were issued on May 14, 2007 which represented a timing difference between when the cash was received and the date the Company had authorized them to be released for the cash.